Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Genasys Inc. (the “Company”), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2022 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (except as to the due date for filing) and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: December 16, 2022

/s/ Richard S. Danforth
Richard S. Danforth, Chief Executive Officer
(Principal Executive Officer)

/s/ Dennis D. Klahn
Dennis D. Klahn Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Genasys Inc. under the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.